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                                                                    EXHIBIT 8.01

                               LATHAM & WATKINS
                               ATTORNEYS AT LAW
                            SEARS TOWER, SUITE 5800
                            CHICAGO, ILLINOIS  60606
                            TELEPHONE (312) 876-7700
                               FAX (312) 993-9767


                         PAUL R. WATKINS (1899-1973)
                           DANA LATHAM (1898-1974)





                                February 4, 1998


St. Joe Corporation
1650 Prudential Drive
Jacksonville, Florida  32207

     Re:  Registration Statement on Form S-3

Ladies and Gentlemen:

     You have requested our opinion as to the material federal income tax consequences to Non-U.S. Holders expected to result from the purchase, ownership and sale or other taxable disposition of the Common Stock (the "Common Stock") of St. Joe Corporation, a Florida corporation (the "Company"). The facts, as we understand them, are set forth in the above-referenced Registration Statement on Form S-3 and exhibits thereto filed with the Securities and Exchange Commission (as amended, the "Registration Statement"). Capitalized terms not defined herein have the meanings ascribed to them in the Registration Statement.


     Based on such facts, it is our opinion that the material federal income tax consequences to Non-U.S. Holders expected to result from the purchase, ownership and sale or other taxable disposition of the Common Stock, under currently applicable law, are as set forth under the caption "Tax Consequences to Non-U.S. Holders" on pages 67 thought 69 of the Prospectus included in the Registration Statement. You have not requested, and we do not express, an opinion concerning any other tax consequences of ownership of the Common Stock.


     This opinion is based on current provisions of the Internal Revenue Code of 1986, as amended, applicable Treasury Regulations, and judicial and administrative decisions and rulings, all of which are subject to change either prospectively or retroactively. Also, any
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St. Joe Corporation
February 4, 1998
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variation or difference in the facts as incorporated herein might affect the conclusion stated herein.

     We consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm under the headings "Tax Consequences to Non-U.S. Holders" and "Legal Matters" in the Prospectus included in the Registration Statement.

                              Very truly yours,

                              /s/ Latham & Watkins